Exhibit 10.9

August 2, 2006

Michael Chambrello
Chief Operating Officer
Scientific Games Corporation
750 Lexington Avenue
New York, New York

Dear Mike:

As you know, management has been working to both standardize the executive contracting processes and to simplify the payroll administration of certain contractual benefits, with the support of the Board.   Consistent with that effort, we have been working to eliminate such benefits as car allowances and housing and transportation payments to executives.  To further that objective, effective January 1, 2006, your base salary will be increased to $855,000 in consideration of your agreement to forgo the housing and transportation benefits of your contract retroactive to that date and throughout the remainder of your contract.

Please indicate your agreement to the foregoing by countersigning and returning an original signed copy of this letter to me.

Very truly yours,

Scientific Games Corporation

By:
			Name:	Ira H. Raphaelson
			Title:	Vice President, General Counsel & Secretary

Accepted and Agreed to:

By:
Michael Chambrello